UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52784	98-0507522
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida 33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

     2829 Bird Avenue, Suite 12, Miami, Florida 33133

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) Effective August 20, 2010, the board of directors of Abakan, Inc. (the "Corporation") appointed

James S. B. Chew to serve as a director of the Corporation.

Prior to joining the Corporation Mr. Chew served as the Vice President of SAIC’s (NYSE: SAI) Space Systems Development Division. His responsibilities with SAIC included leadership of a 146 person, $50M/year, operation that is developing and demonstrating hardware and capabilities for DoD Space Operations. He is also currently Vice President of Business Development at MesoCoat, Inc. (MesoCoat), which company’s common stock is 34% owned by the Corporation.

Mr. Chew has twenty-eight years of experience in the aerospace, automotive, and education fields. Prior to joining SAIC, he served as a propulsion engineer for Boeing Aerospace Company, senior engineer for SPARTA, program manager for U.S. Air Force Rocket Propulsion Lab, Director of Rocket Propulsion Technology Plans and Programs for the U.S. Air Force’s Phillips Laboratory, Assistant Staff Specialist for Weapons Technology for the U.S. Office of the Secretary of Defense, and the Deputy Director of Air and Surface Weapons Technology for the U.S. Office of Naval Research.

Mr. Chew also served as Exide Technologies’ (Nasdaq:XIDE)Vice President for its Military and Specialty Global Business Unit, Chrysler Corporation’s Product Marketing Consultant for its Dodge Division, QWIP Technologies’ Chief Operating Officer, General Motor’s American Tuner Program Manager, T/J Technologies’ Chief Operating Officer, and ATK’s (NYSE: ATK) Vice President of Science and Technology.

Mr. Chew earned his Bachelor of Science degree in Mechanical Engineering from the California State Polytechnic University, Pomona and a Master of Science degree in Systems Management from the University of Southern California. Mr. Chew is also a graduate of the Stanford Executive Engineering Program and the Defense Systems Management College Advanced Program Management Program. He is a DoD Level 3 certified acquisition professional and a DoD Level 3 System, Planning, Development, Research and Engineering professional.

The Corporation has not at this time determined if Mr. Chew will serve on any standing committee.

The Corporation has granted Mr. Chew options to purchase 200,000 shares of the Corporation’s common stock, that vest in equal parts over three years commencing on October 19, 2011, at an exercise price of $0.65 per share for a period of ten years from the date of grant. Mr. Chew has an employment agreement with MesoCoat.

Mr. Chew has not entered into any other agreement, arrangement or understanding with the Corporation or any other persons in connection with his appointment to the Corporation’s board of directors.

Mr. Chew is not related to any members of the Corporation’s board of directors.

ITEM 7.01

REGULATION FD DISCLOSURE

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is filed herewith:
	Exhibit	No. Description
	99	Press release dated November 1, 2010 regarding the appointment of Mr. Chew.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc. By: /s/ Robert Miller Name: Robert Miller Title: Chief Executive Officer	Date November 9, 2010